Exhibit 99.1

MDU Resources Affirms 2024 Guidance, Updates Long-Term Earnings Per Share Guidance

BISMARCK, N.D. — March 13, 2024 — MDU Resources Group, Inc. (NYSE: MDU) announced that it is affirming 2024 financial guidance and providing an updated long-term earnings per share growth rate outlook in advance of planned investor meetings today.

MDU Resources affirmed its 2024 guidance information, which was previously provided Feb. 8 in connection with the announcement of its 2023 earnings results. For 2024, it still expects:
•Earnings from its regulated energy delivery business in the range of $170 million to $180 million.
•Construction services revenues in the range of $2.9 billion to $3.1 billion, with margins comparable to 2023, and EBITDA of $220 million to $240 million. EBITDA in a non-GAAP financial measure. A reconciliation is provided in the “Non-GAAP Financial Measures” section in this news release.

MDU Resources’ guidance does not include transaction costs or costs associated with standing up the construction services business as a separate public company. The announced tax-free spinoff of its construction services business is expected to be complete in late 2024.

The expected 2024 results are based on these assumptions:
•Normal weather for the year, including precipitation and temperatures, across all company markets.
•Normal economic and operating conditions.
•Continued availability of necessary equipment and materials.
•Electric and natural gas customer growth continuing at a rate of 1% to 2% annually.
•No planned equity issuances.

Following the spinoff of the construction services business, MDU Resources anticipates 6% to 8% long-term compound annual growth on earnings per share.

MDU Resources will host an Analyst and Investor Day at 10 a.m. EDT today at the New York Stock Exchange. Those interested in participating can register to attend the event via webcast at www.mdu.com/investor-day.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides essential products and services through its regulated energy delivery and construction services businesses. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Forward-Looking Statements
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this release, including information about the planned spinoff of MDU Construction Services Group, 2024

Exhibit 99.1
financial guidance and anticipated long-term earnings per share growth, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, there is no assurance the company’s projections, including financial guidance or other proposed strategies such as the pursuit of a tax-free spinoff of its construction services business and proposed future structure of a pure-play regulated energy delivery company, will be achieved. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources' most recent Form 10-K and 10-Q and subsequent filings with the SEC.

Changes in such assumptions and factors could cause actual future results to differ materially from growth and financial guidance. All forward-looking statements in this news release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, the company does not undertake to update forward-looking statements, whether as a results of new information, future events or otherwise.

Non-GAAP Financial Measures
The company, in addition to presenting its earnings in conformity with GAAP, has provided a non-GAAP financial measure of 2024 EBITDA guidance. The company defines EBITDA from continuing operations as income (loss) from continuing operations before interest; taxes; and depreciation and amortization.

The company believes this non-GAAP financial measure provides meaningful information to investors about operational efficiency compared to the company's peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. The company’s management uses the non-GAAP financial measure in conjunction with GAAP results when evaluating the company’s operating results and calculating compensation packages. Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measure with other companies’ non-GAAP financial measures having the same or similar names. The presentation of this additional information is not meant to be considered a substitution for financial measures prepared in accordance with GAAP. The company strongly encourages investors to review the consolidated financial statements in their entirety and to not rely on any single financial measure.

The following table provides a reconciliation of GAAP income from continuing operations to EBITDA for forecasted results.

EBITDA Guidance Reconciliation for 2024
	Construction Services
	Low	High
	(In millions)
Income from continuing operations	$135.0	$150.0
Adjustments:
Interest expense	15.0	15.0
Income taxes	45.0	50.0
Depreciation and amortization	25.0	25.0
EBITDA from continuing operations	$220.0	$240.0

Media Contact: Laura Lueder, manager of communications and public relations, 701-530-1095
Investor Contact: Brent Miller, assistant treasurer, 701-530-1730